                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                  FORM 8-K

                       ------------------------------

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



              Date of Report (Date of Earliest Event Reported):
                              JANUARY 18, 1995

                       ------------------------------


                            MIDISOFT CORPORATION
           (Exact name of registrant as specified in its charter)



    WASHINGTON                        000-22172                   91-1345532
(State of Incorporation)         (Commission File No.)         (I.R.S. Employer
                                                             Identification No.)



                                 SUITE NO. 205
                         1605 NORTH WEST SAMMAMISH ROAD
                           ISSAQUAH, WASHINGTON 98027
                    (Address of principal executive offices)



                                 (206) 391-3610
              (Registrant's telephone number, including area code)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                 On January 18, 1995, Midisoft Corporation (the "Company") purchased certain assets from Knowledge Engineering, Inc. ("KEI"). Such assets consisted primarily of software programs and related intellectual property rights (collectively, the "Assets").

                 The Company did not file a Form 8-K containing separate financial statements for KEI or pro forma financial information giving effect to the purchase of Assets. The Company subsequently determined that it may be required to file such financial statements and information by Item 7 of Form 8-K. The financial statements and pro forma financial information listed below are therefore filed with this report.

                 (a)  Financial Statements of Knowledge Engineering, Inc.:

                      Report of Jaillett & Company;

                      Balance Sheets at December 31, 1992, 1993 and 1994;

                      Statement of Losses and Accumulated Deficit for the years ended December 31, 1992, 1993 and 1994;

                      Statement of Cash Flows for the years ended December 31, 1992, 1993 and 1994; and

                      Notes to Financial Statements for the years ended December 31, 1992, 1993 and 1994.

                 (b)  Pro Forma Financial Information:

                      Unaudited Combined Condensed Pro Forma Balance Sheet at December 31, 1994;

                      Unaudited Combined Condensed Pro Forma Statement of Income for the year ended December 31, 1994; and

                      Notes to Unaudited Combined Condensed Financial
                      Information.

                 (c)  Exhibits:

                      Exhibit Number     Description
                      --------------     -----------
                            23           Consent of Jaillett & Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MIDISOFT CORPORATION



Date:    May 9, 1996                      By: /s/ Melinda Bryden
                                             -----------------------------------
                                              Melinda Bryden, Chief Financial
                                              Officer

                               JAILLETT & COMPANY
                          Certified Public Accountants

                        1200 Ashwood Parkway, Suite 230
                             Atlanta, Georgia 30338
                           Telephone: (770) 698-0022
                              Fax: (770) 698-0097


                          INDEPENDENT AUDITOR'S REPORT


Board of Directors and Stockholders
Knowledge Engineering, Inc.


We have audited the accompanying balance sheets of Knowledge Engineering, Inc., as of December 31, 1994, 1993, and 1992, and the related statements of losses and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We did not observe the taking of the physical inventories at December 31, 1994, 1993, 1992, and 1991 (stated at $56,992, $74,727, $77,823, and $12,795, respectively), since those dates were prior to the time we were initially engaged as auditors for the Company. We were unable to satisfy ourselves about inventory quantities by means of other auditing procedures.

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to observe the physical inventories taken as of December 31, 1994, 1993, 1992, and 1991, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Knowledge Engineering, Inc., as of December 31, 1994, 1993, and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary schedules of operating expenses on page 13 is presented for the purpose of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




/S/ Jaillett & Company

November 7, 1995

                          KNOWLEDGE ENGINEERING, INC.
                                 BALANCE SHEETS
                        December 31, 1994, 1993 and 1992



                                   - ASSETS -

                                                                         1994             1993              1992
                                                                      ---------        ---------         ---------
 Current Assets
 --------------
   Cash                                                               $   1 173        $     417         $  13 891
   Accounts Receivable                                                    7 385          113 442           511 588
   Inventory                                                             56 992           74 727            77 823
   Prepaid Expenses                                                       - 0 -            - 0 -             3 300
                                                                      ---------        ---------         ---------

                 Total Current Assets                                    65 550          188 586           606 602
                                                                      ---------        ---------         ---------



 Fixed Assets
 ------------
   Computer Equipment                                                    99 642           96 762            96 762
   Software                                                              20 573           20 573            20 573
   Office Furniture and Fixtures                                         14 335           14 335            14 335
   Automobiles                                                           13 972           31 972            31 972
                                                                      ---------        ---------         ---------

                                                                        148 522          163 642           163 642
   Less: Accumulated Depreciation                                       138 174          131 578           105 475
                                                                      ---------        ---------         ---------

                 Net Fixed Assets                                        10 348           32 064            58 167
                                                                      ---------        ---------         ---------



 Other Assets
 ------------
   Software Development Costs                                            90 000           90 000            90 000
   Less: Accumulated Amortization                                        45 000           36 000            27 000
                                                                      ---------        ---------         ---------

                 Net Other Assets                                        45 000           54 000            63 000
                                                                      ---------        ---------         ---------





                          TOTAL ASSETS                                $ 120 898        $ 274 650         $ 727 769
                                                                      =========        =========         =========


    The accompanying Notes to the Financial Statements are an integral part of this report.

                                - LIABILITIES -


                                                                          1994              1993              1992
                                                                      -----------       -----------       -----------
Current Liabilities
- - -------------------
  Overdraft Payable                                                   $     - 0 -       $    25 784       $     - 0 -
  Accounts Payable                                                         26 204            15 641             9 514
  Line of Credit                                                          149 876           149 876           150 000
  Current Portion of Long-Term Debt                                       191 237            69 335             7 758
  Shareholder Notes Payable                                               206 693           154 193            50 190
  Advances Against Accounts Receivable                                        650           160 721           167 409
  Other Payables                                                           41 358             - 0 -           115 195
  Accrued Payroll Taxes                                                    18 455            20 752            83 185
  Accrued Interest Payable                                                 40 764            16 931             4 128
                                                                      -----------       -----------       -----------

                 Total Current Liabilities                                675 237           613 233           587 379
                                                                      -----------       -----------       -----------


Long-Term Debt, Net of Current Portion                                      - 0 -            19 879            24 214
- - --------------------------------------                                -----------       -----------       -----------


                 Total Liabilities                                        675 237           633 112           611 593
                                                                      -----------       -----------       -----------

Commitments and Contingencies (See Notes to
- - -----------------------------
         Financial Statements)


                                                 - STOCKHOLDERS' EQUITY -
                                                   --------------------

Capital Stock
- - -------------
  Common stock ($.10 par value;
    5,000,000 shares authorized;
    2,288,379 shares issued and
    outstanding)                                                          228 838           228 838           228 838


Paid-In Capital                                                         1 535 562         1 535 562         1 535 562
- - ---------------

Accumulated Deficit                                                  (  2 318 739)     (  2 122 862)     (  1 648 224)
- - -------------------                                                   -----------       -----------       -----------

                 Total Stockholders' Equity                          (    554 339)     (    358 462)          116 176
                                                                      -----------       -----------       -----------



                          TOTAL LIABILITIES AND
                           STOCKHOLDERS' EQUITY                       $   120 898       $   274 650       $   727 769
                                                                      ===========       ===========       ===========



                        KNOWLEDGE ENGINEERING, INC. INC.
                  STATEMENTS OF LOSSES AND ACCUMULATED DEFICIT
                  Years ended December 31, 1994, 1993 and 1992




                                                                          1994              1993              1992
                                                                      -----------       -----------       -----------
Sales                                                                 $   379 137       $   310 639       $ 1 039 146
- - -----

Cost of Sales                                                             135 692           200 750           452 711
- - -------------                                                         -----------       -----------       -----------

Gross Profit                                                              243 445           109 889           586 435
- - ------------

Operating Expenses                                                        380 347           511 390           760 116
- - ------------------                                                    -----------       -----------       -----------

Loss From Operations                                                 (    136 902)     (    401 501)     (    173 681)
- - --------------------                                                  -----------       -----------       -----------

Other Income (Expense)
- - ----------------------
  Depreciation                                                       (     19 502)     (     26 103)     (     34 581)
  Amortization                                                       (      9 000)     (      9 000)     (      9 000)
  Interest Income                                                           5 010               402             4 922
  Interest Expense                                                   (     46 895)     (     38 436)     (     67 173)
  Gain (Loss) on Disposal of Assets                                        11 412             - 0 -      (      8 124)
                                                                      -----------       -----------       -----------

                 Total                                               (     58 975)     (     73 137)     (    113 956)
                                                                      -----------       -----------       -----------


Net Loss                                                             (    195 877)     (    474 638)     (    287 637)
- - --------                                                              -----------       -----------       -----------


Accumulated Deficit, Prior Year                                      (  2 122 862)     (  1 648 224)     (  1 360 587)
- - -------------------------------                                       -----------       -----------       -----------


Accumulated Deficit, Current Year                                    ($ 2 318 739)     ($ 2 122 862)     ($ 1 648 224)
- - ---------------------------------                                     ===========       ===========       ===========





   The accompanying Notes to the Financial Statements are an integral part of this report.

                          KNOWLEDGE ENGINEERING, INC.
                            STATEMENTS OF CASH FLOWS
                 Years ended December 31, 1994, 1993, and 1992




                                                                           1994             1993              1992
                                                                        ---------        ---------         ---------
Cash Flows From Operating Activities
- - ------------------------------------
  Net Loss                                                             ($ 195 877)      ($ 474 638)       ($ 287 637)

  Adjustments to Reconcile Net Income to Net
    Cash Flows From Operating Activities:
      Depreciation                                                         19 502           26 103            34 581
      Amortization                                                          9 000            9 000             9 000
      (Gain) Loss on Disposal of Fixed Assets                          (   11 412)           - 0 -             8 124
         Increase (Decrease) in Cash Due to
           Changes In:
             Accounts Receivable                                          106 057          398 146        (  406 649)
             Inventory                                                     17 735            3 096        (   65 028)
             Prepaid Expenses                                               - 0 -            3 300        (    3 300)
             Deposits                                                       - 0 -            - 0 -             2 195
             Overdraft Payable                                         (   25 784)          25 784             - 0 -
             Accounts Payable                                              10 563            6 127               430
             Other Payables                                                41 358       (  115 195)          115 195
             Accrued Payroll Taxes                                     (    2 297)      (   62 433)           67 847
             Accrued Interest Payable                                      23 833           12 803             4 128
                                                                        ---------        ---------         ---------

                 Net Cash Used by Operations                           (    7 322)      (  167 907)       (  521 114)
                                                                        ---------        ---------         ---------

Cash Flows From Investing Activities
- - ------------------------------------
  Acquisition of Fixed Assets                                          (    2 880)           - 0 -        (   37 730)
  Proceeds from Sale of Assets                                             16 506            - 0 -             - 0 -
                                                                        ---------        ---------         ---------

                 Net Cash From (Used By Investing
                   Activities)                                             13 626            - 0 -        (   37 730)
                                                                        ---------        ---------         ---------

Cash Flows From Financing Activities
- - ------------------------------------
  Proceeds (Payments) on Line of Credit                                     - 0 -       (      124)          150 000
  Proceeds (Payments) on Long-Term Debt                                   102 023           57 242        (  101 255)
  Proceeds (Payments) on Shareholder
    Notes Payable                                                          52 500          104 003            50 190
  Proceeds (Payments) on Advances
    Against Accounts Receivable                                       (  160 071)       (    6 688)          167 409
  Proceeds from Common Stock                                                - 0 -            - 0 -           208 600
                                                                        ---------        ---------         ---------

                 Net Cash From Financing Activities                         5 548          154 433           474 944
                                                                        ---------        ---------         ---------


                                 - continued -


   The accompanying Notes to the Financial Statements are an integral part of this report.

                          KNOWLEDGE ENGINEERING, INC.
                            STATEMENTS OF CASH FLOWS
                 Years ended December 31, 1994, 1993, and 1992




                                                                           1994             1993             1992
                                                                        ---------        ---------       ------------
Net Increase (Decrease) In Cash                                               756       (   13 474)      (     83 900)
- - -------------------------------


Cash at Beginning of Year                                                     417           13 891             97 791
- - -------------------------                                               ---------        ---------        -----------


Cash at End of Year                                                     $   1 173        $     417        $    13 891
- - -------------------                                                     =========        =========        ===========


Non-Monetary Transactions
- - -------------------------
  Conversion of Debt to Equity:
    Shareholder Notes Payable                                           $   - 0 -        $   - 0 -       ($ 1 553 000)
    Common Stock                                                            - 0 -            - 0 -            207 178
    Paid-In Capital                                                         - 0 -            - 0 -          1 345 822




Supplemental Disclosures
- - ------------------------
  Interest Paid                                                         $  23 062        $  25 632        $    63 045





    The accompanying Notes to the Financial Statements are an integral part of this report.

                          KNOWLEDGE ENGINEERING, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                       December 31, 1994, 1993, and 1992



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization

         Knowledge Engineering, Inc. (the Company) was incorporated March 5, 1987 for the purpose of developing and marketing educational software on compact disks.

         Method of Accounting

         The Company utilizes the accrual basis of accounting for both financial reporting and tax purposes. Product revenue is recognized when the product is shipped to the customer.

         Cash and Cash Equivalents

         For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

         Inventory

         Inventory, consisting of completed educational compact disks, related instructional booklets and computer peripherals such as diskettes, tapes, headsets, and computer speakers, is stated at the lower of cost or market. Cost is determined using the average cost method.

         Fixed Assets

         Fixed assets are stated at cost. Depreciation is provided using accelerated methods over the established useful lives of the assets, typically five (5) years.

         Software Development Costs

         The Company capitalizes the direct costs and allocated overhead associated with the development of the educational software once technological feasibility has been established. Costs incurred subsequent to the software release and research and development costs are charged to operations in the period incurred.

         Capitalized software development costs are being amortized on the straight line basis over the useful life of the product, estimated to be five (5) years.

         Concentration of Credit Risk

         The Company sells its educational software primarily to school districts throughout the United States. Concentration of credit risk with respect to accounts receivable are limited due to a large number of customers comprising the Company's customer base and their dispersion across different geographic areas.

                          KNOWLEDGE ENGINEERING, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                       December 31, 1994, 1993, and 1992



NOTE 2 - INVENTORY COMPONENTS

         The components of inventory at December 31, 1994, 1993 and 1992 are as follows:

                                                                      1994             1993              1992
                                                                    --------         --------          --------
                 Software                                           $ 21 630         $ 16 260          $ 27 238
                 Instructional Booklets                               33 202           55 395            47 386

                 Peripherals                                           2 160            3 072             3 199
                                                                    --------         --------          --------

                                                                    $ 56 992         $ 74 727          $ 77 823
                                                                    ========         ========          ========


NOTE 3 - LINE OF CREDIT

The Company maintains an unsecured line of credit with a bank. The line is renewed each year and has an interest rate of prime plus 1.5% which approximated 10%, 7.5%, and 7.5% at December 31, 1994, 1993, and 1992,
respectively.


NOTE 4 - SHAREHOLDER NOTES PAYABLE

The shareholder notes payable represent several individual demand notes with interest rates ranging from 9% to 12%. Each of the notes is unsecured.


NOTE 5 - LONG-TERM DEBT

Long-term debt of the Company at December 31, 1994, 1993, and 1992, was as follows:

                                                                      1994             1993              1992
                                                                   ---------         --------          --------
Auto loan payable to a bank in
60 equal installments of $368.22,
including interest at a rate of
8.25%, maturing December 25, 1997.                                  $   - 0 -        $ 14 977          $ 18 000

Auto loan payable to a bank in
48 equal installments of $298.10
including interest at a rate of 10%,
maturing on November 22, 1996.                                          6 213           9 237            13 972

Subordinated loan payable to an
individual maturing on November 28,
1999, with interest at a rate of 6%.                                   65 000          65 000             - 0 -


                                 - continued -

                          KNOWLEDGE ENGINEERING, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                       December 31, 1994, 1993, and 1992



NOTE 5 - LONG-TERM DEBT (continued)

Loan payable to an individual on demand,
including interest at a rate of 18%.                                   30 024           - 0 -             - 0 -

Loan payable to a Foundation on demand,
including interest at a rate of 18%.                                   37 000           - 0 -             - 0 -

Loan payable to an individual on demand,
including interest at a rate of 9%.                                    53 000           - 0 -             - 0 -
                                                                    ---------        --------          --------

                                                                      191 237          89 214            31 972
  Less:  Current Portion                                              191 237          69 335             7 758
                                                                    ---------        --------          --------

                                                                    $   - 0 -        $ 19 879          $ 24 214
                                                                    =========        ========          ========

The subordinated loan payable to an individual has a provision whereby anytime after October 1, 1993, the individual may request repayment of the loan at a discounted price of $27,500. See Note 11 - Subsequent Events.


NOTE 6 - COMPANY RECAPITALIZATION

In January, 1992, the Company converted 9% subordinated convertible notes totalling $1,043,000, 12% convertible notes totalling $310,000, 12% promissory notes totalling $200,000, stock options for 86,214 shares of $.10 par value common stock and $208,000 in cash into 2,235,379 shares of $.10 par value common stock. In addition, the Company issued an additional 45,000 shares to an individual for his help in securing the $150,000 line of credit. This conversion of debt to equity is shown as a non-monetary transaction in the statement of cash flows for the year ended December 31, 1992.


NOTE 7 - ADVANCES AGAINST ACCOUNTS RECEIVABLE

During December 31, 1994, 1993, and 1992, a number of individuals advanced funds to be used for marketing and production. These advances were secured by accounts receivable and bore interest on the outstanding advances at a rate of 1.5% per month. Interest paid on such advances for the years ended December 31, 1994, 1993, and 1992, amounted to $8,000, $11,200, and $7,900, respectively.

                          KNOWLEDGE ENGINEERING, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                       December 31, 1994, 1993, and 1992



NOTE 8 - INCOME TAXES

For tax years ending December 31, 1991 and prior, the Company was taxed under the provisions of Subchapter S of the Internal Revenue code. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income.

Effective January 1, 1992, the shareholders consented to a revocation of the Company's election to be treated as an S corporation. Consequently, the Company adopted the provisions of SFAS No. 109, "Accounting for Income Taxes" effective January 1, 1992. SFAS No. 109 changes the criteria for measuring the provisions for income taxes and recognition of deferred tax assets and liabilities on the balance sheet.

At December 31, 1994, the Company had net operating loss carryforwards of approximately $958,000 which expire from 2007 to 2009. Deferred taxes are as follows:

                                                                        1994            1993              1992
                                                                     ---------      ----------         ----------
         Deferred Tax Assets
           Net Operating Losses                                      $ 380 003      $ 302 318          $ 114 077
           Amortization of Software
              Development Costs                                        412 561        412 561            412 561
                                                                     ---------      ---------          ---------

                                                                       792 564        714 879            526 638

         Deferred Tax Liabilities
           Amortization of Software
              Development Costs                                     (  247 530)    (  165 020)        (   82 510)
                                                                     ---------      ---------          ---------

                                                                       545 034        549 859            444 128

         Less: Valuation Allowance                                  (  545 034)    (  549 859)        (  444 128)
                                                                     ---------      ---------          ---------

                                                                     $   - 0 -      $   - 0 -          $   - 0 -
                                                                     =========      =========          =========

A 100% valuation allowance has been recorded due to the lack of certainty regarding future taxable income based on the sale of the Company's assets pursuant to Note 11.


NOTE 9 - RELATED PARTY INFORMATION

The Chairman of the Company was reimbursed rent and other office expenses in his capacity as Chairman. $3,609, $17,163 and $16,261, respectively, were reimbursed to the Chairman for the years ended December 31, 1994, 1993, and 1992. At December 31, 1994, reimbursements totalling $6,149 remained payable.

Art work and software development expenses totalling $8,000, $20,010 and $14,000, respectively, were accrued to a company related through common ownership. At December 31, 1994, $8,000 remained to be paid to the related company.

                          KNOWLEDGE ENGINEERING, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                       December 31, 1994, 1993, and 1992



NOTE 10 - LEASE COMMITMENTS

The Company signed two 48-month equipment leases and three 36-month equipment leases. The total aggregate lease expenses for each of the years ended December 31, 1994, 1993, and 1992 were $17,687, $9,692 and $4,365, respectively.

The Company also paid office rent totalling $47,380, $62,411 and $52,715.  See
Note 9.

These commitments have become the responsibility of the purchasing company after January 18, 1995. (See Note 11)


NOTE 11 - SUBSEQUENT EVENTS

On January 18, 1995, the Company sold all of its computer software, instructional manuals, peripheral equipment, inventory and fixed assets to a software development company headquartered in Washington state. The purchasing company also assumed certain liabilities of the Company incurred prior to the closing date of the sale. The purchase price was $100,000 at closing, the issuance of a $50,000 promissory note and an undetermined number of registered securities of the purchasing company.

Upon the sale of all its proprietary assets, the Company was effectively dormant as of January 18, 1995. Consequently, all liabilities of the Company at December 31, 1994 are considered current for purposes of financial statement presentation.

                           SUPPLEMENTARY INFORMATION

                          KNOWLEDGE ENGINEERING, INC.
                        SCHEDULES OF OPERATING EXPENSES
                  Years ended December 31, 1994, 1993 and 1992





                                                                     1994              1993               1992
                                                                  ---------         ---------          ---------
Auto Expenses                                                     $  19 457         $  13 099          $   - 0 -
Bank Charges                                                            581               262              - 0 -
Dues and Subscriptions                                                  278             2 542              - 0 -
Bad Debt Expenses                                                     2 108             7 691             15 712
Gifts                                                                   213               201              - 0 -
Moving Expenses                                                       4 119             - 0 -              - 0 -
Insurance                                                            17 940            24 081              9 908
Salaries and Benefits                                                87 571           178 798            322 485
Sales Commissions                                                    93 158            36 747             85 354
Lease Expense                                                         9 115             8 271              4 365
Legal and Accounting                                                  4 128             8 095              7 863
Licenses and Fees                                                     3 878             - 0 -              - 0 -
Marketing Expenses                                                    6 866            23 775             34 814
Meals and Entertainment                                                 988            13 182              7 852
Office Expenses                                                       2 551             3 731              - 0 -
Office Supplies                                                       2 208             9 451             27 189
Outside Services                                                      2 185             - 0 -              - 0 -
Parking                                                               2 850             4 544              2 646
Permits and Licenses                                                    271             - 0 -              - 0 -
Postage and Shipping                                                  7 675            12 777             34 115
Printing Expenses                                                    17 289             4 015              - 0 -
Repairs and Maintenance                                                 110             - 0 -              - 0 -
Rent                                                                 47 198            62 412             52 715
Payroll Taxes                                                         8 116            20 943             27 629
Taxes                                                                   140             2 044              - 0 -
Telephone                                                            18 591            21 986             28 498
Travel                                                               19 093            45 005             94 486
Utilities                                                               842             - 0 -              - 0 -
Miscellaneous                                                           828             7 738              4 485
                                                                  ---------         ---------          ---------
                          Total                                   $ 380 347         $ 511 390          $ 760 116
                                                                  =========         =========          =========

               UNAUDITED COMBINED CONDENSED PRO FORMA FINANCIAL
                      STATEMENTS AS OF DECEMBER 31, 1994


The following unaudited combined condensed pro forma balance sheet aggregates the balance sheets of Midisoft Corporation (Midisoft) at December 31, 1994 and Knowledge Engineering, Inc. (KEI) as of December 31, 1994 using the purchase method of accounting for the acquisitions and using the assumptions described in the accompanying notes. The combined condensed pro forma balance sheet should be read in conjunction with the separate financial statements of Midisoft and of KEI and is not necessarily indicative of the combined financial position as may exist in the future.

                       (in thousands, except share data)

                                                                    ORIGINAL       SUBSEQUENT
                                                                    PURCHASE        PURCHASE
                                   MIDISOFT         KEI            ADJUSTMENTS    ADJUSTMENTS(3)   COMBINED
Cash                             $    9,601      $        1      $      (126)(a)                  $    9,476
Accounts receivable                   3,844               7               (7)(a)                       3,844
Other current assets                  1,238              57              (19)(a)                       1,276
Property and equipment                  447              10               (5)(a)                         452
Other assets                          1,634              45              557 (a)  $     (602)(c)       1,634
                                 ----------      ----------      -----------      ----------      ----------
                                 $   16,764      $      120      $       400      $     (602)     $   16,682
                                 ==========      ==========      ===========      ==========      ==========

Current liabilities              $    1,507      $      675      $      (646)(a)                  $    1,536
Deferred income taxes                   291                                                              291
Common stock                         14,676             229              262(a)                       15,167
Paid-in capital                                       1,535           (1,535)(a)
Retained earnings (deficit)             290          (2,319)           2,319(a)   $     (602)           (312)
                                 ----------      ----------      -----------      ----------      ----------
                                 $   16,764      $      120      $       400      $     (602)     $   16,682
                                 ==========      ==========      ===========      ==========      ==========


                  SEE ACCOMPANYING NOTES TO UNAUDITED COMBINED
                   CONDENSED PRO FORMA FINANCIAL STATEMENTS.

           UNAUDITED COMBINED CONDENSED PRO FORMA STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994


The following unaudited combined condensed pro forma statement of income for the year ended December 31, 1994 aggregate the results of operations of Midisoft and KEI for the year ended December 31, 1994. Pro Forma adjustments reflect adjustments as if the acquisitions had occurred on January 1, 1994, using the purchase method of accounting for the acquisitions and using the assumptions described in the accompanying notes. The combined condensed pro forma statement of income presented should be read in conjunction with the separate financial statement of Midisoft and KEI and is not necessarily indicative of the combined condensed results of operations as they may exist in the future.

                       (in thousands, except share data)

                                                                    ORIGINAL       SUBSEQUENT
                                                                    PURCHASE        PURCHASE
                                  MIDISOFT           KEI          ADJUSTMENTS     ADJUSTMENTS(3)   COMBINED
Revenues                         $    4,989      $      379                                       $    5,368

Cost of revenues                      1,082             136      $      (150)(b)                       1,368
                                 ----------      ----------      -----------                      ----------

Gross profit                          3,907             243             (150)                          4,000

Operating expenses                    3,919             380                       $     (452)(c)       4,751
                                 ----------      ----------      -----------      ----------      ----------

Operating (loss)                        (12)           (137)            (150)           (452)           (751)

Other income (expense)                  183             (58)                                             125
                                 ----------      ----------      -----------      ----------      ----------

Income (loss) before income
  taxes                                 171            (195)            (150)           (452)           (626)

Provision for income taxes              (53)                                                             (53)
                                 ----------      ----------      -----------      ----------      ----------

Net income (loss)                $      118      $     (195)     $      (150)     $     (452)     $     (679)
                                 ==========      ==========      ===========      ==========      ==========

Net income (loss) per share      $     0.03                                                       $    (0.19)

Weighted average number of
  shares outstanding              3,850,000                                                        3,626,000




                  SEE ACCOMPANYING NOTES TO UNAUDITED COMBINED
                   CONDENSED PRO FORMA FINANCIAL STATEMENTS.

                          NOTES TO UNAUDITED COMBINED
                    CONDENSED PRO FORMA FINANCIAL STATEMENTS


1.       BASIS OF PRESENTATION

         The pro forma financial statements give effect to the acquisition of Knowledge Engineering, Inc. (KEI) by Midisoft Corporation (Midisoft) completed on January 18, 1995.

         The pro forma balance sheet is prepared aggregating the financial position of Midisoft as of December 31, 1994 with the financial position of KEI as of December 31, 1994, as though the companies were combined at December 31, 1994.

         The pro forma statement of income aggregates the results of operations of Midisoft for the year ended December 31, 1994 and KEI for the year ended December 31, 1994. Pro forma adjustments to the income statement reflect adjustments as if acquisitions had occurred on January 1, 1994.

         The pro forma financial statements are presented for illustrative purposes only and should not be construed to be indicative of the actual combined financial position or results of operations as may exist in the future. The pro forma adjustments are based on the consideration exchanged, including the estimated fair value of assets acquired, liabilities assumed and common stock issued. The actual adjustments, which will be based upon final determinations of fair value as of the date of acquisition, may differ from those made herein.

         Midisoft accounted for the acquisition using the purchase method of accounting, wherein the purchase price was allocated to the assets acquired and liabilities assumed based upon their relative fair values.

2.       ACQUISITION OF KEI

         On January 18, 1995, Midisoft purchased certain assets (primarily software technology of KEI). The total consideration given for the above transaction was approximately $656,000, of which $100,000 was in cash, $491,000 was in stock (44,651 shares), and the remainder in the assumption of certain liabilities.

3.       SUBSEQUENT EVENTS

         During the third and fourth quarters of 1995, the Company wrote off the software technology product purchased from KEI to restructuring expense associated with the Company's determination that the product was not compatible with the Company's reorganized product strategy. The Company's entire research and development and marketing and sales efforts were refocused on the Company's core competence in sound and music. The Company will pursue licensing these products to third party publishers for per unit loyalty payments.

4.       PRO FORMA ADJUSTMENTS

         Pro forma adjustments were made to reflect the following:

         a. To record the purchase of KEI. The total purchase price was $656,000 consisting of $100,000 in cash, 44,651 shares of Midisoft common stock valued at $491,000 and assumption of certain liabilities. Midisoft acquired primarily software technology which was recorded to capitalized software in other assets.

         b. To record amortization of the purchased technology over the estimated useful life of four years.

         c. To record the subsequent write-off of the purchased technology in the fourth quarter of 1995 (see Note 3).

                             EXHIBIT INDEX

Exhibit No.                   Description                     Page
- - -----------                   -----------                     ----

    23                Consent of Jaillett & Company